Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective on the date of execution as stated hereunder (the “Effective Date”), by and between EBET, Inc., a Nevada corporation (the “Company”) having its principal place of business at 197 E. California Ave., Ste. 302, Las Vegas, Nevada 89104, and Matthew Lourie (“Employee”), and the Company and the Employee collectively referred to herein as the “Parties”) having their office at a location of his choosing.

WITNESSETH:

WHEREAS, the Company desires to hire Employee in the role of Interim Chief Financial Officer commencing on the Effective Date, and the Parties desire to enter into this Agreement embodying the terms of such employment; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises of the Parties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.                   Title and Job Duties.

(a)                Subject to the terms and conditions set forth in this Agreement, commencing on the Effective Date, the Company agrees to employ Employee as Interim CFO. Employee shall report directly to the CEO and the Board of Directors or otherwise as designated by the Company.

(b)               Employee accepts such employment and agrees, during the term of their employment, to devote reasonable business and professional time and energy to the Company, and agrees faithfully to perform his duties and responsibilities in an efficient, trustworthy and business-like manner. Employee also agrees that the Board of Directors of the Company (the “Board”) shall determine from time to time such other reasonable duties as may be assigned to the Employee. Employee agrees to carry out and abide by such directions of the Board. Employee shall provide up to 25 hours of service to the Company for each week of the Term hereunder.

(c)                Without limiting the generality of the foregoing, Employee shall not, without the written approval of the Company, render services of a business or commercial nature on his own behalf or on behalf of any other person, firm, or corporation, whether for compensation or otherwise, during his employment hereunder other than those services which he may provide as needed to Fresh Notion Financial Services. The foregoing limitation shall not apply to Employee’s involvement in associations, charities and service on another entity’s board of directors, provided such involvement does not interfere with Employees responsibilities (and as it pertains to any service on another entity’s board of directors, provided such action is pre-approved by the Company).

(d)                Initially, the employment will be on a probationary basis for two (2) months. During the probationary period, employment may be terminated at the discretion of the Company on one week’s notice or by payment of one week's salary in lieu of notice. The Company reserve the right to extend the probationary period but it will not in any case exceed two (2) months unless mutually extended in writing by the parties. Notwithstanding the above, the Employees employment hereunder is on an at-will basis meaning that the parties may terminate this Agreement at any time without cause and subject to the provisions hereof.

2.                   Salary and Additional Compensation.

(a)                 Base Salary. During the Term, the Company shall pay to Employee salary of $16,000 per month (“Base Salary”).

(b)                Cash Bonus. At the discretion of the Compensation Committee of the Board of Directors of the Company, Employee shall be eligible to receive a cash bonus of $20,000 based on a successful transition of services to a full time CFO, once identified, and not prorated or impacted by the actual term of services provided.

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(c)                 Restricted Stock Unit (“RSUs”) Award. Subject to the Company’s Stock Plan of 2020, Employee shall be granted and shall be eligible to receive 45,000 RSUs of which such RSUs shall vest monthly during the Term hereof in the amount of 7,500 RSU’s for each completed month of service by Employee hereunder up through the first 6 months of the Term hereof or up through termination hereof, whichever is sooner.

(d)                RSU Bonus. Subject to the Company’s Stock Plan of 2020 and the discretion of the Compensation Committee of the Board of Directors of Company, Employee shall be eligible to receive a one-time bonus of an award of 20,000 RSUs based on a successful transition of services to a full time CFO (as determined by the Compensation Committee of Company), once identified, and not prorated or impacted by the actual term of services provided.

(e)                Expenses. In accordance with Company policy, the Company shall reimburse Employee for all reasonable association fees, professional related expenses (certifications, licenses and continuing professional education) and business expenses properly and necessarily incurred and paid by Employee in the performance of his duties under this Agreement, upon his presentment of detailed receipts in the form required by the Company’s policy. Notwithstanding the foregoing, all expenses must be promptly submitted for reimbursement by the Employee. In no event shall any reimbursement be paid by the Company after the end of the year following the year in which the expense is incurred by the Employee.

3.                   Benefits.

(a)                Vacation. The Employee shall be entitled to reasonable vacation time and to utilize such vacation as the Employee shall determine; provided however, that the Employee shall evidence reasonable judgment with regard to appropriate vacation scheduling. In no event shall Employee vacation time in total exceed two (2) total weeks per any annual period during the Term hereof.

(b)                Health Insurance and Other Plans. Employee may be eligible to participate in the Company’s medical, dental and other employee benefit programs, if any, that are provided by the Company for its employees at Employee’s level in accordance with the provisions of any such plans, as the same may be in effect from time to time. Employee registration to the company medical plan is required, this is not an auto-enroll benefit.

(c)                 Term. The term of employment under this Agreement is at-will (the “Term”) and as such shall commence on the Effective Date and continue until terminated by either Company or Employee without cause on advance written notice of not less than thirty (30) days.

4.                   Termination.

(a)                 Termination at the Company’s Election.

(i)                                          For Cause by Employer. At the election of the Company, Employee’s employment may be terminated at any time for Cause (as defined below) upon written notice to Employee and without any advance notice. For purposes of this Agreement, “Cause” for termination shall mean that Employee: (A) pleads “guilty” or “no contest” to, or is convicted of an act which is defined as a felony under federal or state law, or is indicted or formally charged with acts involving criminal fraud or embezzlement; (B) in carrying out his duties, engages in conduct that constitutes gross negligence or willful misconduct; (C) engages in substantiated fraud, misappropriation or embezzlement against the Company; (D) engages in any inappropriate or improper conduct that causes material harm to the reputation of the Company; or (E) materially breaches any term of this Agreement. To the extent such material breach may be cured, the Company shall provide Employee with written notice of the material breach and Employee shall have five (5) days to cure such breach.

(ii)                                         Upon Disability, Death or Without Cause. At the election of the Company, Employee’s employment may be terminated: (A) should Employee have a physical or mental impairment that substantially limits a major life activity and Employee is unable to perform the essential functions of his job with or without reasonable accommodation (“Disability”); (B) upon Employee’s death; or (C) with thirty (30) days prior written notice, at any time Without Cause for any or no reason.

(iii)                                        Termination at Employee’s Election. Notwithstanding anything contained elsewhere in this Agreement to the contrary, Employee may terminate his employment hereunder at any time and for any reason, upon thirty (30) days’ prior written notice given pursuant to Section 8 of this Agreement (“Voluntary Resignation”), provided that upon receipt of notice of resignation, the Company may terminate Employee’s employment immediately and pay Employee all monies owed. Employee may terminate this Agreement upon written notice to the Company for cause and for purposes of this Agreement the term “for cause” under this Section 5 (a) (iii) shall mean Company’s failure to pay Employee within 14 days of any normal pay due date or any breach hereunder this Agreement by Company of any material term or condition each of which remain uncured by Company within ten (10) days of Employees notice to Company and any for cause termination.

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(b)                Termination in General. This employment relationship is an at-will employment relationship and as such termination may occur at any time per the covenants included herein. If Employee’s employment with the Company terminates for any reason, the Company will pay or provide to Employee: (i) any unpaid Salary through the date of employment termination, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date, to the extent reimbursable in accordance with Section 3, and (iii) all other payments or benefits (if any) to which Employee is entitled under the terms of any benefit plan or arrangement or by law.

(c)                Notwithstanding the foregoing, (i) any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code and the regulations and official guidance issued thereunder (“Section 409A”)) that is/are required to be made to Employee hereunder as a “specified employee” (as defined under Section 409A) as a result of such employee’s “separation from service” (within the meaning of Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid upon expiration of such six (6) month delay period; and (ii) for purposes of any such payment that is subject to Section 409A, if the Employee’s termination of employment triggers the payment of “nonqualified deferred compensation” hereunder, then the Employee will not be deemed to have terminated employment until the Employee incurs a “separation from service” within the meaning of Section 409A.

5.                   Confidentiality Agreement.

(a)                 Employee understands that during the Term he may have access to unpublished and otherwise confidential information both of a technical and non-technical nature, relating to the business of the Company and any of its parents, subsidiaries, divisions, affiliates (collectively, “Affiliated Entities”), or clients, including without limitation any of their actual or anticipated business, research or development, any of their technology or the implementation or exploitation thereof, including without limitation information Employee and others have collected, obtained or created, information pertaining to patent formulations, vendors, prices, costs, materials, processes, codes, material results, technology, system designs, system specifications, materials of construction, trade secrets and equipment designs, including information disclosed to the Company by others under agreements to hold such information confidential (collectively, the “Confidential Information”). Employee agrees to observe all Company policies and procedures concerning such Confidential Information. Employee further agrees not to disclose or use, either during his employment or at any time thereafter, any Confidential Information for any purpose, including without limitation any competitive purpose, unless authorized to do so by the Company in writing, except that he may disclose and use such information when necessary in the performance of his duties for the Company. Employee’s obligations under this Agreement will continue with respect to Confidential Information, whether or not his employment is terminated, until such information becomes generally available from public sources through no action of Employee. Notwithstanding the foregoing, however, Employee shall be permitted to disclose Confidential Information as may be required by a subpoena or other governmental order, provided that he first notifies promptly the Company of such subpoena, order or other requirement and allows the Company the opportunity to obtain a protective order or other appropriate remedy.

(b)                During Employee’s employment, upon the Company’s request, or upon the termination of his employment for any reason, Employee will promptly deliver to the Company all documents, records, files, notebooks, manuals, letters, notes, reports, customer and supplier lists, cost and profit data, e-mail, apparatus, computers, cell phones, tablets, hardware, software, drawings, and any other material of the Company or any of its Affiliated Entities or clients, including all materials pertaining to Confidential Information developed by Employee or others, and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in Employee’s possession, custody or control.

(c)                 Employee will promptly disclose to the Company any idea, invention, discovery or improvement, whether patentable or not (“Creations”), conceived or made by him alone or with others at any time during his employment. Employee agrees that the Company owns all such Creations, conceived or made by Employee alone or with others at any time during his employment, and Employee hereby assigns and agrees to assign to the Company all rights he has or may acquire therein and agrees to execute any and all applications, assignments and other instruments relating thereto which the Company deems necessary or desirable. These obligations shall continue beyond the termination of his employment with respect to Creations and derivatives of such Creations conceived or made during his employment with the Company. Employee understands that the obligation to assign Creations to the Company shall not apply to any Creation which is developed entirely on his own time without using any of the Company’s equipment, supplies, facilities, and/or Confidential Information unless such Creation (a) relates in any way to the business or to the current or anticipated research or development of the Company or any of its Affiliated Entities; or (b) results in any way from his work at the Company.

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(d)                Employee will not assert any rights to any invention, discovery, idea or improvement relating to the business of the Company or any of its Affiliated Entities or to his duties hereunder as having been made or acquired by Employee prior to his work for the Company, except for the matters, if any, described in Appendix A to this Agreement.

(e)                During the Term, if Employee incorporates into a product or process of the Company or any of its Affiliated Entities anything listed or described in Appendix A, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to grant and authorize sublicenses) to make, have made, modify, use, sell, offer to sell, import, reproduce, distribute, publish, prepare derivative works of, display, perform publicly and by means of digital audio transmission and otherwise exploit as part of or in connection with any product, process or machine.

(f)                 Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents, trademarks and other intellectual property rights (both in the United States and foreign countries) relating to such Creations. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Creations. Employee further agrees that if the Company is unable, after reasonable effort, to secure Employee’s signature on any such papers, any officer of the Company shall be entitled to execute such papers as his agent and attorney-in-fact and Employee hereby irrevocably designates and appoints each officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Creations, under the conditions described in this paragraph.

(g)                Non-solicitation. If Employee’s employment is terminated prior to the end of the Term by the Company without Cause, Employee agrees that, during the Term and until twelve (12) months after the termination of his employment, Employee will not, directly or indirectly, including on behalf of any person, firm or other entity, employ or actively solicit for employment any employee of the Company or any of its Affiliated Entities, or anyone who was an employee of the Company or any of its Affiliated Entities within the one-year period prior to the termination of Employee’s employment, or induce any such employee to terminate his or her employment with the Company or any of its Affiliated Entities.

(h)               Employee agrees that in the event a court determines the length of time or the geographic area or activities prohibited under this Section 6 are too restrictive to be enforceable, the court shall reduce the scope of the restriction to the extent necessary to make the restriction enforceable. In furtherance and not in limitation of the foregoing, the Company and the Employee each intend that the covenants contained in this Section 6 shall be deemed to be a series of separate covenants, one for each and every state, territory or jurisdiction of the United States and any foreign country set forth therein.  If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.

6.                   Representation and Warranty. The Employee hereby acknowledges and represents that he has had the opportunity to consult with legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein. Employee represents and warrants that Employee has provided the Company a true and correct copy of any agreements that purport: (a) to limit Employee’s right to be employed by the Company; (b) to prohibit Employee from engaging in any activities on behalf of the Company; or (c) to restrict Employee’s right to use or disclose any information while employed by the Company. Employee further represents and warrants that Employee will not use on the Company’s behalf any information, materials, data or documents belonging to a third party that are not generally available to the public, unless Employee has obtained written authorization to do so from the third party and provided such authorization to the Company. In the course of Employee’s employment with the Company, Employee is not to breach any obligation of confidentiality that Employee has with third parties, and Employee agrees to fulfill all such obligations during Employee’s employment with the Company. Employee further agrees not to disclose to the Company or use while working for the Company any trade secrets belonging to a third party.

7.                   Injunctive Relief. Without limiting the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in Sections 6 and 7 above may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure precisely damages for such injuries and that, in the event of such a breach or threat thereof, the Company shall be entitled, without the requirement to post bond or other security, to seek a temporary restraining order and/or injunction restraining Employee from engaging in activities prohibited by this Agreement or such other relief as may be required to specifically enforce any of the covenants in Sections 6 and 7 of this Agreement.

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8.                   Notice. Any notice or other communication required or permitted to be given to the Parties shall be deemed to have been given if either personally delivered, or if sent for next-day delivery by nationally recognized overnight courier, and addressed as follows:

If to Employee, to:

Matthew Lourie

                              [***]

                              [***]

If to the Company, to:

EBET, Inc.

197 E. California Ave.,

Ste. 302, Las Vegas,

Nevada 89104

And by Fax: [***]

Attention: CEO

9.                   Severability. If any provision of this Agreement is declared void or unenforceable by a court of competent jurisdiction, all other provisions shall nonetheless remain in full force and effect.

10.                Withholding. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

11.                 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to the conflict of laws provisions thereof. Any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be submitted to the exclusive jurisdiction of any state or federal court in Las Vegas, Nevada.

12.                 Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not be or be construed as a waiver of any subsequent breach. The failure of a Party to insist upon strict adherence to any provision of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any such waiver must be in writing, signed by the Party against whom such waiver is to be enforced.

13.                 Assignment. This Agreement is a personal contract and Employee may not sell, transfer, assign, pledge or hypothecate his rights, interests and obligations hereunder. Except as otherwise herein expressly provided, this Agreement shall be binding upon and shall inure to the benefit of Employee and his personal representatives and shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the assets of the Company.

14.                 Entire Agreement. This Agreement (together with Appendix A hereto) embodies all of the representations, warranties, covenants, understandings and agreements between the Parties relating to Employee’s employment with the Company. This Agreement supersedes and replaces all prior understandings and agreements between the parties. No other representations, warranties, covenants, understandings, or agreements exist between the Parties relating to Employee’s employment. This Agreement shall supersede all prior agreements, written or oral, relating to Employee’s employment. This Agreement may not be amended or modified except by a writing signed by the Parties.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date first written above.

EBET, Inc.

	By:	/s/ Aaron Speach
Name: Aaron Speach Title: CEO
Agreed to and Accepted:
Matthew Lourie

Signed:
/s/ Matthew Lourie

Date: 9-9-2022

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Exhibit “A”

NONE.

DC:82404823.1

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